Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the Annual Report on Form 20-F (the “Form 20-F”) and the incorporation by reference in Registration Statement No. 333-284174 on Form S-8, of our auditor’s report dated April 14, 2025 with respect to the combined consolidated financial statements of GroupBy Group of Companies as at December 31, 2024 and 2023 and for each of the years ended December 31, 2024 and December 31, 2023 as filed with the United States Securities and Exchange Commission.

/s/ MNP LLP

Chartered Professional Accountants Licensed Public Accountants

April 23, 2025

Toronto, Canada